EXHIBIT 4.4

	[FORM OF INSIDER WARRANT CERTIFICATE]	2,000,000 WARRANTS
NUMBER

THESE WARRANTS AND THE SHARES OF CAPITAL STOCK ISSUED UPON ANY EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED BY ANY PERSON, INCLUDING A PLEDGEE, UNLESS (1) EITHER (A) A REGISTRATION WITH RESPECT TO THERETO SHALL BE EFFECTIVE UNDER THE SECURITIES ACT, OR (B) THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT IS AVAILABLE, AND (2) THERE SHALL HAVE BEEN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.

THESE WARRANTS ARE SUBJECT TO THE TERMS AND RESTRICTIONS OF THE INSIDER WARRANT AND INSIDER UNIT PURCHASE AGREEMENT BY AND BETWEEN THE COMPANY AND EXCEL MARITIME CARRIERS LTD. , A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE OFFICES OF THE COMPANY.

[SYMBOL]	THESE WARRANTS WILL BE VOID IF NOT EXERCISED PRIOR TO 5:00 P.M. NEW YORK CITY TIME, , 2012 OR UPON EARLIER REDEMPTION

OCEANAUT, INC.

WARRANTS

THIS CERTIFIES THAT, for value received, EXCEL MARITIME CARRIERS LTD. is the registered holder of a 2,000,000 warrants expiring at 5:00 p.m., New York City Time,                     , 2012, or upon earlier redemption (each, a “Warrant”), to purchase one fully paid and non-assessable share of common stock, par value $.0001 per share (each, a “Share”), of Oceanaut, Inc., a Marshall Islands corporation (the “Company”), for each Warrant evidenced by this Warrant Certificate. Each Warrant entitles the holder thereof to purchase from the Company, commencing on the consummation by the Company of an acquisition through merger, capital stock exchange, asset acquisition, stock purchase or other business combination transaction, or a combination of any of the foregoing, of one or more vessels or operating businesses in the shipping industry that is its initial business combination and which meets the size, timing and other criteria outlined in the Company’s registration statement on Form F-1 initially filed with the Securities and Exchange Commission on                      , 2007 (File No. 333-                    ), as amended (“Business Combination”), such number of Shares of the Company at the price of $6.00 per share, upon surrender of this Warrant Certificate accompanied by the annexed duly executed subscription form and payment of the Warrant Price (such payment to be made by check made payable to the Warrant Agent at the office or agency of the Warrant Agent, Continental Stock Transfer & Trust Company, but only subject to the conditions set forth herein, in (1) the Warrant Agreement between the Company and Continental Stock Transfer & Trust Company (the “Warrant Agreement”) and (2) the Insider Warrant and Insider Unit Purchase Agreement dated                     , 2007, between the Company and Excel Maritime Carriers Ltd.

The Warrant Agreement provides that, upon the occurrence of certain events, the Warrant Price and the number of Warrant Shares purchasable hereunder, set forth on the face hereof, may, subject to certain conditions, be adjusted. The term Warrant Price as used in this Warrant Certificate refers to the price per Share at which Shares may be purchased at the time the Warrant is exercised.

No fraction of a Share will be issued upon any exercise of a Warrant. If the holder of a Warrant would be entitled to receive a fraction of a Share upon any exercise of a Warrant, the Company shall, upon such exercise, round up or down to the nearest whole number the number of Shares to be issued to such holder.

Upon any exercise of these Warrants for less than the total number of full Shares provided for herein, there shall be issued to the registered holder or its assignee a new Warrant Certificate covering the number of Shares for which these Warrants has not been exercised.

Upon due presentment for registration of transfer of the Warrant Certificate at the office or agency of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge, except for any applicable tax or other governmental charge.

The Company and the Warrant Agent may deem and treat the registered holder as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise or conversion hereof, of any distribution to the registered holder, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

These Warrants, together with the Shares underlying these Warrants, are and will be entitled to registration rights under a registration rights agreement to be signed between the Holder and the Company.

This Warrant Certificate does not entitle the holder to any of the rights of a stockholder of the Company.

In the event the Warrants subject to this Warrant Certificate are no longer held by the holder or an entity that is controlled by the holder, the Company reserves the right to redeem all (but not part) of the then outstanding Warrants, with a notice of redemption in writing to the holders of record of the Warrants then outstanding, giving 30 days’ notice of such redemption at any time after such Warrants become exercisable if the last sale price of the Shares has been at least $11.50 per share on each of 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of such redemption is given. The redemption price of the Warrants is to be $.01 per Warrant. Any Warrant either not exercised or tendered back to the Company by the end of the date specified in the notice of redemption shall be canceled on the books of the Company and have no further value except for the $.01 redemption price.

By		Oceanaut, Inc.

CORPORATE THE REPUBLIC OF THE MARSHALL ISLANDS
	Chief Executive Officer	SEAL 2006	Secretary
COUNTERSIGNED

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Warrant Agent

Authorized Officer

SUBSCRIPTION FORM

To Be Executed by the Registered Holder in Order to Exercise Warrants

The undersigned registered holder hereby irrevocably elects (check one):

☐    (A) to exercise                              Warrants represented by this Warrant Certificate and to purchase                      fully paid and nonassessable shares of the Common Stock and herewith makes payment of $            , representing the full purchase price for such shares at the price per share provided for in such Warrant; or

☐    (B) convert                              Warrants into that number of shares of fully paid and nonassessable shares of Common Stock, determined as of                              (the Conversion Date, as defined in that certain Warrant Agreement entered into by and between the Company and Continental Stock Transfer and Trust Company),

and

requests that Certificates for such shares shall be issued in the name of:

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to

(PLEASE PRINT OR TYPE NAME AND ADDRESS)

and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below:

Dated:
(SIGNATURE)

(ADDRESS)

(TAX IDENTIFICATION NUMBER)

ASSIGNMENT

To Be Executed by the Registered Holder in Order to Assign Warrants

For Value Received,                                      hereby sells, assigns, and transfers unto

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to

(PLEASE PRINT OR TYPE NAME AND ADDRESS)

                                     of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints                                           as attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:
(SIGNATURE)

THE SIGNATURE TO THE ASSIGNMENT OF THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR CHICAGO STOCK EXCHANGE.